CERTIFICATION

Re:           BANK5 2024-5YR11, Commercial Mortgage Pass-Through Certificates, Series 2024-5YR11 (the “Transaction”), issued pursuant to the Pooling and Servicing Agreement dated as of November 1, 2024 (the “Pooling and Servicing Agreement”), executed in connection with the Transaction (capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement).

                                                __________________________________________

                I, Jane Lam, certify that:

                1.             I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of BANK5 2024-5YR11 (the “Exchange Act periodic reports”);

2.             Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

                3.             Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

                4.             Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) have fulfilled their obligations under the servicing agreement(s) in all material respects; and

5.             All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

                In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

•         Computershare Trust Company, National Association, as Trustee

•         Computershare Trust Company, National Association, as Certificate Administrator

•         Computershare Trust Company, National Association, as Custodian

•         Wells Fargo Bank, National Association, as Master Servicer

•         Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer

•         Pentalpha Surveillance LLC, as Operating Advisor

•         Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer

•         Berkadia Commercial Mortgage LLC, as Primary Servicer

•         CoreLogic Solutions, LLC, as Servicing Function Participant

•         Wells Fargo Bank, National Association, as Master Servicer under the BANK5 2024-5YR10 securitization, pursuant to which the following mortgage loans were serviced by such party: Bay Plaza Community Center (from 11/20/24 to 12/31/24)

•         CoreLogic Solutions, LLC, as Servicing Function Participant under the BANK5 2024-5YR10 securitization, pursuant to which the following mortgage loans were serviced by such party: Bay Plaza Community Center (from 11/20/24 to 12/31/24)

•         Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer under the BANK5 2024-5YR10 securitization, pursuant to which the following mortgage loans were serviced by such party: Bay Plaza Community Center (from 11/20/24 to 12/31/24)

•         Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer under the BBCMS 2024-5C31 securitization, pursuant to which the following mortgage loans were serviced by such party: Queens Center (from 12/19/24 to 12/31/24)

•          Wells Fargo Bank, National Association, as Master Servicer under the AHPT 2024-ATRM securitization, pursuant to which the following mortgage loans were serviced by such party: Atrium Hotel Portfolio 24 Pack (from 11/20/24 to 12/31/24)

•         CoreLogic Solutions, LLC, as Servicing Function Participant under the AHPT 2024-ATRM securitization, pursuant to which the following mortgage loans were serviced by such party: Atrium Hotel Portfolio 24 Pack (from 11/20/24 to 12/31/24)

•         Wells Fargo Bank, National Association, as Master Servicer under the BMO 2024-5C8 securitization, pursuant to which the following mortgage loans were serviced by such party: Colony Square (from 12/19/24 to 12/31/24)

•         CoreLogic Solutions, LLC, as Servicing Function Participant under the BMO 2024-5C8 securitization, pursuant to which the following mortgage loans were serviced by such party: Colony Square (from 12/19/24 to 12/31/24)

•         Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer under the BMO 2024-5C7 securitization, pursuant to which the following mortgage loans were serviced by such party: Colony Square (from 11/20/24 to 12/18/24)

•         Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer under the Benchmark 2024-V11 securitization, pursuant to which the following mortgage loans were serviced by such party: Atlanta Decorative Arts Center (from 11/20/24 to 12/31/24)

•         Rialto Capital Advisors, LLC, as Special Servicer under the BANK5 2024-5YR10 securitization, pursuant to which the following mortgage loans were serviced by such party: Bay Plaza Community Center (from 11/20/24 to 12/31/24)

•         LNR Partners, LLC, as Special Servicer under the BBCMS 2024-5C31 securitization, pursuant to which the following mortgage loans were serviced by such party: Queens Center (from 12/19/24 to 12/31/24)

•         CWCapital Asset Management LLC, as Special Servicer under the AHPT 2024-ATRM securitization, pursuant to which the following mortgage loans were serviced by such party: Atrium Hotel Portfolio 24 Pack (from 11/20/24 to 12/31/24)

•         LNR Partners, LLC, as Special Servicer under the Benchmark 2024-V11 securitization, pursuant to which the following mortgage loans were serviced by such party: Atlanta Decorative Arts Center (from 11/20/24 to 12/31/24)

•         Computershare Trust Company, National Association, as Custodian under the BANK5 2024-5YR10 securitization, pursuant to which the following mortgage loans were serviced by such party: Bay Plaza Community Center (from 11/20/24 to 12/31/24)

•         Computershare Trust Company, National Association, as Custodian under the BBCMS 2024-5C31 securitization, pursuant to which the following mortgage loans were serviced by such party: Queens Center (from 12/19/24 to 12/31/24)

•         Computershare Trust Company, National Association, as Custodian under the AHPT 2024-ATRM securitization, pursuant to which the following mortgage loans were serviced by such party: Atrium Hotel Portfolio 24 Pack (from 11/20/24 to 12/31/24)

•         Computershare Trust Company, National Association, as Custodian under the BMO 2024-5C8 securitization, pursuant to which the following mortgage loans were serviced by such party: Colony Square (from 12/19/24 to 12/31/24)

•         Computershare Trust Company, National Association, as Custodian under the BMO 2024-5C7 securitization, pursuant to which the following mortgage loans were serviced by such party: Colony Square (from 11/20/24 to 12/18/24)

•         Computershare Trust Company, National Association, as Custodian under the Benchmark 2024-V11 securitization, pursuant to which the following mortgage loans were serviced by such party: Atlanta Decorative Arts Center (from 11/20/24 to 12/31/24)

Date:  March 25, 2025

By: /s/ Jane Lam

Name: Jane Lam

Title: President